Exhibit 99.1 — Furnished as an Exhibit 99 as provided in SEC Release No. 34-47986, pending EDGAR System update to permit certifications to be furnished pursuant to Item 601(32) of Regulation S-K.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Annual Report of the Hilton Hotels 401(k) Savings Plan (the “Plan”) on Form 11-K for the year ended December 31, 2002 (the “Report”), pursuant to 18 U.S.C. §1350, the undersigned, Dieter Huckestein, Chair of the Pension and Thrift Committee, administrator of the Plan, hereby certifies, to such officer’s knowledge, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.(1)

June 27, 2003	/s/ DIETER HUCKESTEIN
Dieter Huckestein
Chair, Pension and Thrift Committee

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of Hilton Hotels Corporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

(1) The foregoing certification has been provided in accordance with the requirements of Section 906 of the Sarbanes-Oxley Act. Because it is an employee benefit plan, the Plan does not have results of operations.